                                                                     Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

------------------------------------------------ x
                                                 :
In re                                            :      Chapter 11 Case No.
                                                 :
GENESIS HEALTH VENTURES INC., et al.,            :      00-2692 (JHW)
                                                 :
---------                     Debtors.           :
                                                 :      (Jointly Administered)
------------------------------------------------ x
                                                 :
In re                                            :      Chapter 11 Case No.
                                                 :
MULTICARE AMC, INC., et al.,                     :      00-2494 (JHW)
                                                 :
---------                     Debtors.           :
                                                 :      (Jointly Administered)
------------------------------------------------ x




                 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
          UNDER 11 U.S.C.ss.1129(a) AND (b) AND FED. R. BANKR. P. 3020
                CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION
                -------------------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

------------------------------------------------- x
                                                  :
In re                                             :      Chapter 11 Case No.
                                                  :
GENESIS HEALTH VENTURES, INC., et al.,            :      00-2692 (JHW)
                                                  :
---------                           Debtors.      :
                                                  :      (Jointly Administered)
------------------------------------------------- x
                                                  :
In re                                             :      Chapter 11 Case No.
                                                  :
MULTICARE AMC, INC., et al.,                      :      00-2494 (JHW)
                                                  :
---------                           Debtors.      :
                                                  :      (Jointly Administered)
------------------------------------------------- x


                 FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER
          UNDER 11 U.S.C.ss.1129(a) AND (b) AND FED. R. BANKR. P. 3020
                CONFIRMING DEBTORS' JOINT PLAN OF REORGANIZATION
                -------------------------------------------------


                  WHEREAS, Genesis Health Ventures, Inc. ("Genesis"), The Multicare Companies, Inc. ("Multicare"), and the other above-captioned debtors and debtors in possession (collectively with Genesis and Multicare, the "Debtors"),(1) as "proponents of the plan" within the meaning of section 1129 of title 11, United States Code (the "Bankruptcy Code"), filed the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated July 6, 2001 (such plan, as transmitted to parties in interest being the "Original Plan" and, as subsequently modified by (i) the Technical Amendments to Debtors' Joint Plan of Reorganization, dated August 27, 2001, and (ii) the Amendments to

----------
(1) This Confirmation Order shall not apply to Norristown Nursing and Rehabilitation Associates, L.P. ("Norristown"), a Genesis Debtor, to the extent necessary to preserve the rights set forth in P. 30 hereof, and the Plan is not confirmed as to Norristown.

Debtors' Joint Plan of Reorganization to Comply with Opinion on Confirmation, dated September 13, 2001, the "Plan")(2) and the Disclosure Statement for Debtors' Joint Plan of Reorganization, dated July 6, 2001 (as transmitted to parties in interest, the "Disclosure Statement"); and

                  WHEREAS, on July 6, 2001, the Bankruptcy Court entered an order (the "Solicitation Order") that, among other things, (a) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, (b) established August 28, 2001, as the date for the commencement of the hearing to consider confirmation of the Plan (the "Confirmation Hearing"),
(c) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and (d) established certain procedures for soliciting and tabulating votes with respect to the Original Plan; and

                  WHEREAS, the Confirmation Hearing Notice and, (i) as to Subclasses G1-13 through G1-17, Classes G2, G4, G5, Subclass M1-7, and Classes M2, M4, and M5, the Disclosure Statement and erratum sheet, the Original Plan, the Solicitation Order, the Letter from the Official Committee of Unsecured

----------
(2) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Exhibit "A." A copy of the Technical Amendments to the Plan is annexed hereto as Exhibit "B," and a copy of the Amendments to the Plan to Comply with the Opinion on Confirmation is annexed hereto as Exhibit "C." Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

Creditors appointed in the Genesis Reorganization Cases (the "Genesis Creditors' Committee"), the Notice of Supplemental Disclosure Statement Hearing (if applicable), and a ballot and return envelope (such ballot and envelope being referred to as a "Ballot"), and (ii) as to Subclasses G1-1 through G1-12, G3, G6, G7, G8, G9, G10, G11, Subclasses M1-1 through M1-6, and Classes M3, M6, M7, and M8, a Notice of Non-Voting Status, the Solicitation Order, and the Notice of Supplemental Disclosure Statement Hearing (if applicable) were transmitted as set forth in the Certificates of Service of Debrah Reyes of Poorman-Douglas Corporation, sworn to on August 27, 2001 (the "Reyes Certificate") and of Frank Gebhartdt of Burrups Packard, sworn to on August 24, 2001, and such service is adequate as provided by Bankruptcy Rule 3017(d); and

                  WHEREAS, upon the Debtors' learning that, because of a computer error, certain creditors of the Genesis Debtors did not receive notice of the July 6, 2001 hearing to consider the Disclosure Statement, the Debtors requested that the Bankruptcy Court schedule a supplemental hearing to consider the Disclosure Statement (the "Supplemental Disclosure Statement Hearing") so that those creditors which did not receive notice of the July 6, 2001 hearing would have the opportunity to file objections to the Disclosure Statement and the Debtors could make any necessary revisions to the Disclosure Statement; and

                  WHEREAS, the Bankruptcy Court held the Supplemental Disclosure Statement Hearing on August 9, 2001, and ruled that (i) it is not necessary for the Debtors to provide any additional information to the Disclosure Statement, and (ii) the form and manner of supplemental notice of the Supplemental Disclosure Statement Hearing and the time set for filing objections to the Disclosure Statement were adequate; and

                  WHEREAS, the Debtors filed the certificates of publication of Janice Frazier, Advertising Clerk of the Publisher of The Wall Street Journal, sworn to on July 27, 2001; Cathy Zike, Principal Clerk of the Publisher of The New York Times, sworn to on July 23, 2001; Cheryl Rothlein, Principal Clerk of USA Today, sworn to on July 24, 2001; J. Rosenthal, Classified Billing Manager of The Tampa Tribune, sworn to on July 23, 2001; The Baltimore Sun Company by J. Pendelton, publisher of The Baltimore Sun, sworn to on July 24, 2001; Anna Dickerson, employee of the publisher of The Philadelphia Inquirer, sworn to on July 23, 2001; and Susan M. Boulanger-Smith, Classified Sales Representative of the Globe Newspaper Co., publishers of The Boston Globe, sworn to on July 23, 2001, attesting to the fact that the Confirmation Hearing Notice was published in accordance with the Solicitation Order; and

                  WHEREAS, on August 10, 2001, the Debtors filed the Plan Supplement with respect to the Plan; and

                  WHEREAS, the Debtors filed the Declaration of Laura DiBiase Certifying the Acceptances and Rejections of the Debtors' Joint Plan of Reorganization, sworn to on August 27, 2001, attesting and certifying the method and results of the ballot tabulation for the Classes of Claims (Subclasses G1-13 through G1-17, Classes G2, G4, G5, Subclass M1-7, and Classes M2, M4, and M5), entitled to vote to accept or reject the Plan (the "Voting Report"); and

                  WHEREAS, as set forth on the annexed Exhibit "D," 18 objections or purported objections to confirmation of the Plan were timely filed and served (the "Objections"); and

                  WHEREAS, as set forth on the annexed Exhibit "E," 9 Objections have been withdrawn or partially resolved on the terms and conditions described on the record of the Confirmation Hearing (collectively, the "Resolved Objections"), and the remaining Objections either are overruled on the merits pursuant to this Confirmation Order or, with respect to the Objection of THCI Company LLC, f/k/a New Meditrust Company LLC and THCI Mortgage Holding Company LLC (collectively, "THCI"), the hearing on such Objection is continued, by agreement with these parties, to a mutually convenient date; and

                  WHEREAS, on August 24, 2001, the Debtors filed (i) an omnibus response to the Objections (the "Response"), (ii) a memorandum of law in support of confirmation of the Plan (the "Confirmation Memorandum"), (iii) the Declaration of William C. McGahan in Support of Confirmation of Joint Plan of Reorganization (the "McGahan Affidavit"), and (iv) the Affidavit of Stephen B. Darr in Support of Confirmation of the Joint Plan of Reorganization (the "Darr Affidavit"); and

                  WHEREAS, on August 27, 2001, the Debtors filed the Affidavit of J. Halisey Kennedy in Support of Confirmation of the Joint Plan of Reorganization (the "Kennedy Affidavit"); and

                  WHEREAS, on August 24, 2001, (i) the holders of the Genesis Senior Lender Claims and the Multicare Senior Lender Claims filed the Affidavit of David M. Schulte in Support of Confirmation of Joint Plan of Reorganization (the "Schulte Affidavit"), and the Response of Mellon Bank, N.A., as Agent, to the Objections of the GMS Group LLC and Charles L. Grimes to Confirmation of the Debtors' Joint Plan of Reorganization, and (ii) the Genesis Creditors' Committee filed the Declaration of Patrick M. Hurst in Support of Confirmation of the Debtors' Joint Plan of Reorganization (the "Hurst Affidavit," and collectively with the McGahan Affidavit, the Kennedy Affidavit, the Darr Affidavit, and the Schulte Affidavit, the "Confirmation Affidavits"), and the Reply of the Official Committee of Unsecured Creditors of Genesis Health Ventures, Inc., et al., to the Objections to the Confirmation of Debtors' Joint Plan of Reorganization; and

                  WHEREAS, on August 27, 2001, the Debtors filed the Technical Amendments to Debtors' Joint Plan of Reorganization (the "Technical Amendments"); and

                  WHEREAS, the Confirmation Hearing was held on August 28 and 29, 2001; and

                  WHEREAS, on September 12, 2001, this Court issued its opinion on confirmation of the Plan, determining that the Plan is confirmable if modified in accordance with such opinion; and

                  WHEREAS, on September 13, 2001, the Debtors filed the Amendments to Debtors' Joint Plan of Reorganization to Comply with the Opinion on Confirmation (the "Amendments to Comply with Confirmation Opinion").

                  NOW, THEREFORE, based upon the Bankruptcy Court's review of the Voting Report, Confirmation Affidavits, Response, and Confirmation Memorandum; and upon (a) all the evidence proffered or adduced at, memoranda and Objections filed in connection with, and arguments of counsel made at, the Confirmation Hearing, and (b) the entire record of these Reorganization Cases; and after due deliberation thereon and good cause appearing therefor:

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                     ---------------------------------------

IT IS HEREBY FOUND AND DETERMINED THAT:(3)

                  1. Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157(b)(2), 1334(a)). This Bankruptcy Court has jurisdiction over the Reorganization Cases pursuant to sections 157 and 1334 of title 28 of the United States Code. Venue is proper pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(L), and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

                  2. Judicial Notice. This Bankruptcy Court takes judicial notice of the docket of the Reorganization Cases maintained by the Clerk of the Bankruptcy Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Reorganization Cases, including, but not limited to, the hearings to consider the adequacy of the Disclosure Statement.

                  3. Burden of Proof. The Debtors have the burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.

                  4. Transmittal and Mailing of Materials; Notice. The Disclosure Statement and erratum sheet, the Original Plan, the Ballots, the

----------
(3) Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

Solicitation Order, and the Confirmation Hearing Notice, which were transmitted and served as set forth in the Reyes Certificate, shall be deemed to have been transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required.

                  5. Voting. Votes to accept and reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Order, and industry practice.

                  6. Plan Compliance with Bankruptcy Code (11 U.S.C. ss. 1129(a)(l)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(l) of the Bankruptcy Code.

                  (a) Proper Classification (11 U.S.C. ss.ss. 1122, 1123(a)(1)). In addition to Administrative Expense Claims, Priority Tax Claims, and Claims under the Debtors' Revolving Credit and Guaranty Agreement, which need not be designated, the Plan designates 19 Classes of Claims and Equity Interests. Each Genesis Other Secured Claim and Multicare Other Secured Claim shall be deemed to be separately classified in a subclass of Class G1 and M1, respectively, and shall have all rights associated with separate classification under the Bankruptcy Code. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                  (b) Specified Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)).
Section 4 of the Plan specifies that Subclasses G1-1 through G1-12, Classes G3 and G6, Subclasses M1-1 through M1-6, and Classes M3 and M6 are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

                  (c) Specified Treatment of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Section 4 of the Plan designates Subclasses G1-13 through G1-17, Classes G2, G4, G5, G7, G8, G9, G10, and G11, Subclass M1-7, and Classes M2, M4, M5, M7, and M8 as impaired and specifies the treatment of Claims and Equity Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

                  (d) No Discrimination (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

                  (e) Implementation of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for the Plan's implementation, including (i) the deemed consolidation of the Genesis Debtors, (ii) the deemed consolidation of the Multicare Debtors, (iii) the merger of Genesis and Multicare, and (iv) the Exit Financing Facility (as hereinafter defined), thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

                  (f) Non-Voting Equity Securities (11 U.S.C. ss. 1123(a)(6)).
Section 5.13 of the Plan provides that the Amended Certificate of Incorporation for Reorganized Genesis and the amended certificates of incorporation for each of the other Reorganized Debtors that are corporations shall prohibit the issuance of nonvoting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

                  (g) Designation of Directors (11 U.S.C. ss. 1123(a)(7)).
Section 5.12 of the Plan contains provisions with respect to the manner of selection of directors of Reorganized Genesis that are consistent with the interests of creditors, equity security holders, and public policy in accordance with section 1123(a)(7).

                  (h) Additional Plan Provisions (11 U.S.C. ss. 1123(b)). The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

                  (i) Bankruptcy Rule 3016(a). The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a).

                  7. Debtors' Compliance with Bankruptcy Code (11 U.S.C. ss.1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.
Specifically:

                  a. The Debtors are proper debtors under section 109 of the
                     Bankruptcy Code.

                  b. The Debtors have complied with applicable provisions of the
                     Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court.

                  c. The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Order in transmitting the Original Plan, the Disclosure Statement, the Ballots, and related documents and notices and in soliciting and tabulating votes on the Original Plan.

                  8. Plan Proposed in Good Faith (11 U.S.C. ss. 1129(a)(3)). The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors' good faith is evident from the facts and records of these Reorganization Cases, the Disclosure Statement and the hearings thereon, and the record of the Confirmation Hearing and other proceedings held in these Reorganization Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors' estates and to effectuate a successful reorganization of the Debtors.

                  9. Payments for Services or Costs and Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made by any of the Debtors for services or for costs and expenses in or in connection with the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

                  10. Directors, Officers, and Insiders (11 U.S.C. ss. 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the persons proposed to serve as initial directors or officers of Reorganized Genesis after confirmation of the Plan have been fully disclosed on the Debtors' web site (www.ghv.com), and the appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtors and with public policy. The identity of any insider that will be employed or retained by the Reorganized Debtors and the nature of such insider's compensation have also been fully disclosed.

                  11. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). After confirmation of the Plan, the Debtors' businesses will not involve rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Reorganization Cases.

                  12. Best Interests of Creditors (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses provided in the Disclosure Statement, Plan Supplement, the Darr Affidavit, and other evidence proffered or adduced at the Confirmation Hearing
(a) are persuasive and credible, (b) have not been controverted by other evidence, and (c) establish that each holder of an impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

                  13. Acceptance by Certain Classes (11 U.S.C. ss. 1129(a)(8)). Subclasses G1-1 through G1-12, Classes G3 and G6, Subclasses M1-1 through M1-6, and Classes M3 and M6 of the Plan are Classes of unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Subclasses G1-13, G1-14, G1-15, and G1-17 , Classes G2 and G4, Subclass M1-7, Classes M2, M4 and M5, and certain other holders of Genesis Other Secured Claims and Multicare Other Secured Claims in Classes G1 and M1, respectively (each of which is considered to be in a separate subclass of Class G1 or M1, respectively), have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code. Classes G7, G8, G9, G10, G11, M7, and M8 are not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to Subclass G1-16 and Class G5, as well as the deemed rejecting Classes identified above, the Plan is confirmable because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class G5 and the deemed rejecting Classes identified above and the parties have agreed to reserve all rights with respect to Subclass G1-16 as set forth in P. 31 hereof.

                  14. Treatment of Administrative and Tax Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Expense Claims, Genesis Priority Non-Tax Claims, and Multicare Priority Non-Tax Claims pursuant to Sections 2.1, 4.3, and 4.14 of the Plan satisfies the requirements of sections 1129(a)(9)(A) and (B) of the Bankruptcy Code, and the treatment of Priority Tax Claims pursuant to Section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code.

                  15. Acceptance By Impaired Classes (11 U.S.C. ss. 1129(a)(l0)). At least one Class of Claims against (a) the Genesis Debtors and
(b) the Multicare Debtors that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

                  16. Feasibility (11 U.S.C. ss. 1129(a)(11)). The evidence proffered or adduced at the Confirmation Hearing (a) is persuasive and credible,
(b) has not been controverted by other evidence, and (c) establishes that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

                  17. Payment of Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable under section 1930 of title 28, United States Code, as determined by the Bankruptcy Court, have been paid or will be paid pursuant to Section 12.1 of the Plan from the funds deposited by the Debtors into an escrow account pursuant to an escrow arrangement, the terms of which are satisfactory to the Debtors and the United States Trustee, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

                  18. Continuation of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). Section 12.2 of the Plan provides that, on and after the Effective Date, the Reorganized Debtors will continue to pay all "retiree benefits" (as defined in section 1114(a) of the Bankruptcy Code), at the level established pursuant to section 1114(e)(1)(B) or 1114(g) at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits. Thus, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

                  19. Fair and Equitable; No Unfair Discrimination (11 U.S.C. ss. 1129(b)). Subclass G1-16 and Class G5 voted to reject the Plan, and Classes G7, G8, G9, G10, G11, M7, and M8 are deemed to reject the Plan (collectively, the "Rejecting Classes"). Based upon the Confirmation Affidavits and the evidence proffered, adduced, or presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes (other than Subclass G1-16, as set forth in P. 31 hereof), as required by section 1129(b)(1) of the Bankruptcy Code. Thus, the Plan may be confirmed notwithstanding the Debtors' failure to satisfy section 1129(a)(8) of the Bankruptcy Code. Except as provided in P. 31 hereof, upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of the Rejecting Classes.

                  20. Principal Purpose of the Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

                  21. Modifications to the Plan. The modifications to the Plan set forth in the Technical Amendments constitute technical changes and/or changes with respect to particular Claims by agreement with holders of such Claims, and do not materially adversely affect or change the treatment of any Claims or Equity Interests. Accordingly, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

                  22. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based on the record before the Bankruptcy Court in these Reorganization Cases, the Debtors and their directors, officers, employees, shareholders, members, agents, advisors, accountants, investment bankers, consultants, attorneys, and other representatives have acted in "good faith" within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 10.6 of the Plan.

                  23. Assumption and Rejection. Section 8 of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies the requirements of section 365(b) of the Bankruptcy Code. Pursuant to
Section 8.2 of the Plan, except as may otherwise be agreed to by the parties, within thirty (30) days of the Confirmation Date, the Debtors shall file and serve a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed, consistent with section 365 of the Bankruptcy Code. The parties to such executory contracts or unexpired leases to be assumed by the Debtors shall have fifteen (15) days from service to object to the cure amounts listed by the Debtors. The Debtors shall retain their right to reject any of their executory contracts or unexpired leases, including those that are not listed in Schedule 8.1 to the Plan, and including contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults.

                  24. Deemed Consolidation. No creditor of any of the Debtors will be prejudiced by the deemed consolidation of the Genesis Debtors and the deemed consolidation of the Multicare Debtors; such deemed consolidation will benefit all creditors of the Debtors.

                  25. Genesis/Multicare Settlement. The compromise and settlement between the Genesis Debtors and the Multicare Debtors, incorporated into the Plan, is hereby approved pursuant to Bankruptcy Rule 9019 as a fair, prudent, and reasonable compromise of the controversies resolved by such settlement and is binding upon all entities affected thereby.

                  26. Synthetic Lease. The Genesis Debtors are the actual owners and hold full legal title in any Collateral securing the transaction described in Section 1.35(ii) of the Plan. Mellon Financial Services Corporation #4 holds title for security purposes only in any such Collateral.

                  27. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

                  28. Retention of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Section 11 of the Plan and section 1142 of the Bankruptcy Code.

                                     DECREES
                                     -------

                  NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED
THAT:

                  29. Technical Amendments. The modifications of the Original Plan reflected in the Technical Amendments meet the requirements of sections 1127(a) and (c), such modifications do not adversely change the treatment of the Claim of any creditor or Equity Interest of any equity security holder within the meaning of Bankruptcy Rule 3019, and no further solicitation or voting is required.

                  30. Confirmation. The Plan, which consists of the Original Plan as modified by the Technical Amendments and the Amendments to Comply with Confirmation Opinion annexed hereto, is approved and confirmed under section 1129 of the Bankruptcy Code. The terms of the Plan and the Plan Supplement are incorporated by reference into and are an integral part of the Plan and this Confirmation Order.

                  31. Objections. Except with respect to the Objection filed by THCI (the "THCI Objection"), all Objections that have not been withdrawn, waived, or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits.

                  (a) THCI Objection. With respect to the THCI Objection, THCI shall retain any and all rights in connection with issues raised by the THCI Objection, and the Debtors shall retain any and all rights that they may raise as a response to the THCI Objection pending resolution of the matter, including but not limited to, (i) whether or not Norristown Nursing and Rehabilitation Associates, L.P. ("Norristown"), a Genesis Debtor, should be deemed consolidated among the Genesis Debtors pursuant to Section 5.1(a) of the Plan for voting and distribution purposes, (ii) whether the treatment the Plan provides to Subclass G1-16 satisfies the "cram down" requirements of section 1129(b)(2)(A) and is "fair and equitable," (iii) whether in connection with the Multicare Debtors' assumption of that certain lease agreement, dated November 30, 1995, between THCI and Glenmark Limited Liability Company, I, a Multicare Debtor, the Debtors would be required to pay in full the Alleged Unsecured Deficiency Claim (as defined in the THCI Objection), and (iv) whether in connection with the Multicare Debtors' reinstatement of that certain loan agreement, dated on or about October 13, 1992, between Meditrust Mortgage Investments, Inc. and three Multicare Debtors (Glenmark Associates - Dawnview Manor, Inc., Glenmark Properties, Inc., and The House of Campbell), the Debtors would be required to pay the Alleged Unsecured Deficiency Claim.

                  (b) Commonwealth of Pennsylvania, Department of Revenue Objection. With respect to the Objection filed by the Commonwealth of Pennsylvania, Department of Revenue, (i) the Multicare Debtors shall use their reasonable best efforts to file the purported delinquent tax returns listed in paragraph 2 of such objection on or before September 30, 2001, and (ii) corporate officers of the Multicare Debtors shall not be released under the Plan from any liability, if any, for the payment of Pennsylvania state trust fund taxes.

                  (c) Massachusetts Housing Finance Agency Objection. With respect to the Objection filed by the Massachusetts Housing Finance Agency ("MHFA") and MHFA's motion to temporarily allow its claim for voting purposes only, (i) except as provided in Section 5.10 of the Plan, Section 5.14 of the Plan shall not discharge, release, or extinguish any claim held by MHFA against or any obligation to MHFA of any entity which is not a Debtor in the Reorganization Cases, and (ii) MHFA's claim (which shall remain subject to allowance for purposes of distribution) shall be temporarily allowed for voting purposes only in the amount of $750,000 in the Multicare Reorganization Cases.

                  (d) JSM Objection. With respect to the Objection of the JSM Company ("JSM"), pursuant to section 365 of the Bankruptcy Code, the construction contract entered into on or about June 18, 1998 (the "JSM Contract") between the Genesis Debtors and JSM is rejected as of the date hereof. JSM may file a proof of claim (the "JSM Proof of Claim") for any damages arising from the rejection of the JSM Contract within thirty (30) days from the date hereof, and any claims resulting from the rejection of the JSM Contract not so filed shall be forever barred from participating in the Genesis Debtors' chapter 11 cases and receiving any dividend or distribution thereon. The Genesis Debtors may file an objection to the JSM Proof of Claim on or before the sixtieth (60th) day following the date on which the JSM Proof of Claim is filed. If the Genesis Debtors do not timely file an objection to the JSM Proof of Claim as set forth in the preceding sentence, JSM's claim shall be deemed an Allowed Claim against the Genesis Debtors. To the extent that any portion of JSM's claim is Allowed as a Secured Claim, JSM shall have an Allowed Class G1 Genesis Other Secured Claim and the Genesis Debtors shall pay the portion of the Claim that is Allowed as a Secured Claim in Cash in full within ten (10) days from the date on which that portion of JSM's Claim is Allowed as a Secured Claim. To the extent that any portion of JSM's Claim is Allowed as an unsecured Claim, JSM shall have an Allowed Class G4 Genesis General Unsecured Claim and shall be paid in accordance with Section 4.4 of the Plan. Nothing in the Plan shall be deemed to
(i) affect or discharge JSM's asserted construction lien or (ii) affect or bar the Genesis Debtors' rights to object to such lien on any grounds. In the event the Genesis Debtors and JSM are unable to agree upon a settlement resolving JSM's claims, the Genesis Debtors may, in addition to the Genesis Debtors' objection to the JSM Proof of Claim as set forth above, object to any claim or lien asserted by any subcontractor (collectively, the "Subcontractor Claims") filed against the Genesis Debtors' lease of the Madison Avenue Assisted Living Facility or against the property underlying such lease. Thereafter, a hearing shall be held before the Bankruptcy Court to (i) determine the validity and amount of the JSM Proof of Claim and any Subcontractor Claim the Genesis Debtors are required to satisfy and (ii) ensure that the Genesis Debtors are not required to satisfy any Subcontractor Claims that are also included as a portion of any of JSM's claims, as such payment will be duplicative.

                  32. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes, and (c) shall not be binding on the Debtors or the Reorganized Debtors.

                  33. Binding Effect. The Plan and its provisions shall be binding upon the Debtors, the Reorganized Debtors, the Disbursing Agent, any entity acquiring or receiving property or a distribution under the Plan, and any holder of a Claim against or Equity Interest in the Debtors, including all governmental entities, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan.

                  34. Service. (i) Service of the Solicitation Package upon holders of Claims in Subclasses M1-2 and M1-7 and certain holders of Claims in Class G5, as set forth in the Reyes Certificate, (ii) the extension for such creditors of (a) the Voting Deadline (as defined in the Solicitation Order), and
(b) the time fixed for filing objections to the Plan through and including August 24, 2001, and (iii) the notices of such extensions, copies of which are annexed hereto as Exhibit "F" and "G," are hereby approved.

                  35. Vesting of Assets (11 U.S.C. ss. 1141(b), (c)). Pursuant to Sections 5.1 and 10.1 of the Plan, except as otherwise provided in the Plan (including Section 5.2 of the Plan), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided in the Plan, upon the Effective Date all property of the Debtors' estates shall vest in the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, and all such Claims, liens, encumbrances, charges, and other interests shall be extinguished. From and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, and dispose of property, and compromise or settle any Claims and Equity Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order.

                  36. Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. ss. 1123(b)(2)). Pursuant to Section 8.1 of the Plan, as of the Effective Date, all executory contracts and unexpired leases as to which any of the Debtors are parties are assumed, including the bonds executed by Liberty Bond Services on behalf of the Debtors, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is specifically designated as a contract or lease to be rejected on Schedule 8.1 to the Plan (Schedule of Rejected Contracts and Leases), (iii) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Genesis Debtors or Multicare Debtors prior to the Confirmation Date, or (iv) is an option or warrant to purchase common stock of any of the Debtors or right to convert any Equity Interest into common stock of any of the Debtors to the extent such option, warrant, or conversion right is determined not to be an Equity Interest.

                  37. Assumption of Cardinal Agreement. Pursuant to Section 8.1 of the Plan, the Debtors' assumption of (i) the prime vendor agreement (the "Cardinal Agreement"), dated May 5, 1999, between the Genesis Debtors and Cardinal Distribution, as modified, (ii) the related security agreement (the "Cardinal Security Agreement"), and (iii) the related guaranty is approved, and the Collateral (as defined in the Cardinal Security Agreement) shall secure any and all existing and future obligations of the Genesis Debtors to Cardinal Distribution under the Cardinal Agreement as provided in the Cardinal Security Agreement, and the Lien (as defined in the Cardinal Security Agreement) is valid and fully perfected, and, except as required under applicable state law, Cardinal Distribution is not required to file any UCC financing statements in connection with the Lien other than the financing statements filed prior to the Commencement Date on Cardinal Distribution's behalf in connection with the Cardinal Agreement.

                  38. Bar Date for Rejection Damage Claims. Pursuant to Section
8.3 of the Plan, if the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 8.1 of the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the date that is thirty (30) days after the Confirmation Date or such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults.

                  39. General Authorizations. Each of the Debtors or Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan. The Debtors and the Reorganized Debtors and their respective directors, officers, members, agents, and attorneys, are authorized and empowered to issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the documents contained in the Plan Supplement, as modified, amended, and supplemented, in substantially the form included therein, and to take any action necessary or appropriate to implement, effectuate, and consummate the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, including the merger of Genesis and Multicare, and any release, amendment, or restatement of any bylaws, certificates of incorporation, or other organization documents of the Debtors, whether or not specifically referred to in the Plan or the Plan Supplement, without further order of the Court, and any or all such documents shall be accepted by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

                  40. Corporate Action. Reorganized Genesis shall file the Amended Certificate of Incorporation with the Secretary of State of the State of Pennsylvania on the Effective Date. The Amended Certificate of Incorporation and the certificates of incorporation for each of the Reorganized Debtors that are corporations, other than Reorganized Genesis, shall prohibit the issuance of nonvoting equity securities, subject to further amendment of such certificates of incorporation as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the board of directors of Reorganized Genesis as of the Effective Date.

                  41. Synthetic Lease Lenders. With respect to the treatment provided in the Plan for Subclass G1-17 (Synthetic Lease Lenders), Mellon Bank, N.A., as administrative agent, is authorized to (i) file quitclaim deeds to transfer the property securing the claims of Subclass G1-17 to Genesis, (ii) transfer any non-real property subject to the Amended and Restated Synthetic Lease Financing Facility, dated as of October 7, 1996, among Genesis, Genesis Eldercare Properties, Inc., Mellon Financial Services Corporation #4, Mellon Bank, N.A., as administrative agent, certain co-agents named therein, and the lender parties thereto (the "Synthetic Lease") to Genesis, and (iii) file any other release and termination documents necessary to terminate the Synthetic Lease and the parties' obligations thereunder (including those of Mellon Bank, N.A., as administrative agent). Title in the property subject to the Synthetic Lease is held by Genesis free and clear of all liens, claims, interests, and other encumbrances, subject only to the mortgages and security interest to be held by those Synthetic Lease Lenders refinancing such property and the second liens in favor of the holders of the New Senior Notes.

                  42. Annual Meeting of Shareholders. For purposes of section 1755 of the Pennsylvania Business Corporation Law, the first annual meeting of shareholders of Reorganized Genesis shall be deemed to have taken place on the Effective Date.

                  43. Issuance of New Securities. Pursuant to Sections 5.2 and
5.3 of the Plan, based upon the record of the Reorganization Cases, including the instruments included in the Plan Supplement (and any amendments thereto), the issuance of the Plan Securities by Reorganized Genesis and the New Multicare Stock by Multicare is hereby authorized without further act or action under applicable law, regulation, order, or rule.

                  44. Securities Laws Exemption. The offering, issuance, and distribution by Reorganized Genesis of the Plan Securities and the offering and issuance by Multicare of the New Multicare Stock is exempt from the provisions of section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for the offer, issuance, distribution, or sale of a security by reason of section 1145(a) of the Bankruptcy Code. The Plan Securities will be freely tradable by the recipients thereof subject only to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act of 1933, as amended, and compliance with any applicable rules and regulations of the Securities Exchange Commission.

                  45. Deemed Consolidation.

                  (a) Subject to the occurrence of the Effective Date, the Genesis Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Genesis Intercompany Claims; (ii) all guaranties by any of the Genesis Debtors of the obligations of any other Genesis Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Genesis Debtor and any guaranty thereof executed by any other Genesis Debtor and any joint and several liability of any of the Genesis Debtors shall be deemed to be one obligation of the deemed consolidated Genesis Debtors; and (iii) each and every Claim filed or to be filed in the Reorganization Case of any of the Genesis Debtors shall be deemed filed against the deemed consolidated Genesis Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Genesis Debtors. Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) intercompany Claims by and among the Genesis Debtors or Reorganized Debtors; (iii) pre- and post-Commencement Date guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Genesis Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan, or (C) in connection with any financing entered into, or New Senior Notes issued, by the Reorganized Debtors on the Effective Date; and (iv) distributions out of any insurance policies or proceeds of such policies. Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Genesis Debtors shall not have any effect on the Claims being reinstated and unimpaired in Class G1 of the Plan, and the legal, equitable, and contractual rights to which the holders of any such Claims is entitled shall be left unaltered by the Plan.

                  (b) Subject to the occurrence of the Effective Date, the Multicare Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of Multicare Intercompany Claims; (ii) all guaranties by any of the Multicare Debtors of the obligations of any other Multicare Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Multicare Debtor and any guaranty thereof executed by any other Multicare Debtor and any joint and several liability of any of the Multicare Debtors shall be deemed to be one obligation of the deemed consolidated Multicare Debtors; and
(iii) each and every Claim filed or to be filed in the Reorganization Case of any of the Multicare Debtors shall be deemed filed against the deemed consolidated Multicare Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Multicare Debtors. Such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan) affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) intercompany Claims by and among the Multicare Debtors or Reorganized Debtors; (iii) pre- and post-Commencement Date guaranties, liens, and security interests that are required to be maintained (A) in connection with executory contracts or unexpired leases that were entered into during the Multicare Reorganization Cases or that have been or will be assumed, (B) pursuant to the Plan of Reorganization, or (C) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; and
(iv) distributions out of any insurance policies or proceeds of policies. Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Multicare Debtors shall not have any effect on the Claims being reinstated and unimpaired in Class M1 of the Plan, and the legal, equitable, and contractual rights to which the holders of any such Claims is entitled shall be left unaltered by the Plan.

                  46. DIP Credit Agreements.

                  (a) Notwithstanding anything that may be contained herein to the contrary, on the Effective Date, (i) Genesis shall pay or arrange for the payment of all amounts outstanding under that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, as amended, among Genesis, certain other Genesis Debtors named therein, Mellon Bank N.A., as administrative agent, certain co-agents named therein, and the lenders party thereto (the "Genesis DIP Credit Agreement"), and (ii) Multicare shall pay or arrange for payment of all amounts outstanding under that certain Revolving Credit and Guaranty Agreement, dated as of June 22, 2000, as amended, among Multicare, certain other Multicare Debtors named therein, Mellon Bank N.A., as administrative agent, certain co-agents named therein, and the lenders party thereto (the "Multicare DIP Credit Agreement," and together with the Genesis DIP Credit Agreement, the "DIP Credit Agreements"). Once such payments have been made, the DIP Credit Agreements and any agreements or instruments related thereto shall be deemed terminated, except as otherwise provided in the DIP Credit Agreements (subject in all respects to any carve-out approved by the Bankruptcy Court in the Bankruptcy Court orders approving the DIP Credit Agreements on a final basis), and Mellon Bank, N.A., as administrative agent, and the lenders thereunder shall take all reasonable action to confirm the removal of any liens on the properties of the Genesis Debtors and the Multicare Debtors securing the DIP Credit Agreements. On the Effective Date, any outstanding letters of credit issued under the DIP Credit Agreements shall be either replaced or secured by letters of credit issued under the exit facility described in Section 5.4 of the Plan. The DIP Credit Agreements shall be continued through the Effective Date.

                  47. Exit Financing Facility.

                  (a) The Debtors are authorized to enter into new financing arrangements (the "Exit Financing Facility") for purposes of funding obligations under the Plan, including the payment of Administrative Expense Claims, the repayment of obligations under the DIP Credit Agreements, financing the Reorganized Debtors' working capital requirements, and satisfying the treatment of Subclass G1-17 Claims as well as any other Genesis Other Secured Claims and Multicare Other Secured Claims that the Debtors elect to satisfy with Cash payments.

                  (b) On the Effective Date, all the liens and security interests to be created under the Exit Financing Facility shall be deemed approved. In furtherance of the foregoing, the Reorganized Debtors and the other persons granting such liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

                  48. Plan Supplement. The documents contained in the Plan Supplement and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereof by the Reorganized Debtors, is authorized and approved, including, but not limited to, (a) the Plan of Merger, (b) the Term B Note Indenture, (c) the Certificate of Designation for the New Convertible Preferred Stock, and (d) the Registration Rights Agreement. Without need for further order or authorization of the Bankruptcy Court, the Debtors and Reorganized Debtors are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement that do not materially modify the terms of such documents and are consistent with the Plan. The Debtors are authorized to implement the New Management Incentive Plan without the necessity of shareholder approval required under any applicable law, including, without limitation, Sections 162(m) and 422(b)(1) of the Internal Revenue Code.

                  49. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

                  50. Exemption from Certain Taxes. Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer, or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest; and (c) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Plan of Merger;

agreements of consolidation, restructuring, disposition, liquidation, or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property transfer tax, real estate transfer tax, sales or use tax, or other similar tax, including, without limitation, the Florida intangible and documentary stamp taxes.

                  51. Distributions on Account of Genesis Senior Lender Claims, Genesis General Unsecured Claims, Genesis Senior Subordinated Note Claims, Multicare Senior Lender Claims, Multicare General Unsecured Claims, and Multicare Senior Subordinated Note Claims. Pursuant to Section 6.3 of the Plan, on the Effective Date, the Disbursing Agent shall distribute the New Senior Notes, the New Convertible Preferred Stock, the New Common Stock, and any Cash allocable to Classes G2 and M2 to the individual holders of the Genesis Senior Lender Claims and Multicare Senior Lender Claims in such denominations and registered in the names of the holders as Mellon Bank, N.A. shall have advised the Debtors in writing. On the Effective Date, the Disbursing Agent shall distribute the New Common Stock and the New Warrants to holders of Allowed Claims in Classes G4, G5, M4, and M5. For the purpose of calculating the amount of New Common Stock and New Warrants to be distributed to holders of Allowed Claims in Classes G4, G5, M4, and M5 on the Effective Date, all Disputed Claims in such Classes will be treated as though such Claims will be Allowed Claims in the amounts asserted, Allowed pursuant to Section 6.12 of the Plan, or as estimated by the Bankruptcy Court, as applicable. On the Final Distribution Date, each holder of an Allowed Claim in Classes G4, G5, M4, and M5 shall receive a Catch-up Distribution of New Common Stock and/or New Warrants, as applicable. After the Effective Date but prior to the Final Distribution Date, the Reorganized Debtors, in their sole discretion, may direct the Disbursing Agent to distribute shares of New Common Stock and/or New Warrants, as applicable, to a holder of a Disputed Claim in Class G4 or M4 which becomes an Allowed Claim after the Effective Date such that the holder of such Claim receives the same shares of New Common Stock and/or New Warrants, as applicable, that such holder would have received had its Claim been an Allowed Claim in such amount on the Effective Date. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, any assignment of a portion of the Subclass G1-17 Claims, the Genesis Senior Lender Claims, or the Multicare Senior Lender Claims by the holders thereof on account of confirmed trades of such claims or participations purchased or sold by the holders of such Claims in such claims in each case in existence as of the Distribution Record Date shall be deemed made as of the Distribution Record Date if such assignment is received by Mellon Bank, N.A. no later than nine (9) days after the Distribution Record Date and such assignment is subsequently duly recorded by Mellon Bank, N.A. prior to the Effective Date. Pursuant to Section 6.4 of the Plan, each Indenture Trustee shall be the Disbursing Agent for its respective noteholders in Classes G5 and M5, and the Care Haven Indenture Trustee shall be the Disbursing Agent for its respective bondholders in Subclass M1-2.

                  52. Waiver of Subordination. The distributions to holders of Claims in Classes G5 and M5 shall not be subject to levy, garnishment, attachment, or other legal process by any holder of indebtedness senior to the indebtedness of the holders of the Claims in Classes G5 and M5, in each case by reason of claimed contractual subordination rights. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and, as of the Effective Date, all holders of senior indebtedness shall be permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of Claims in Classes G5 and M5.

                  53. Final Fee Applications. Pursuant to Section 2.2 of the Plan, all entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is forty-five (45) days after the Effective Date, and (ii) shall be paid in full in such amounts as are allowed by the Bankruptcy Court (A) upon the later of (i) the Effective Date, and (ii) the date upon which the order relating to any such Administrative Expense Claim is entered, or (B) upon such other terms as may be mutually agreed upon between the holder of such an Administrative Expense Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors. The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and until the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. Notwithstanding the foregoing, with respect to any personal injury tort Claims arising on or after the Commencement Date, the Debtors shall remain obligated to pay such Claims as and when they become due and payable in the ordinary course of business to the extent the applicable insurance policy does not provide coverage, without the need for the holder of such pospetition personal injury tort Claim to file an application with the Court in any event and such personal injury tort claimant shall not be subject to any bar date, including any bar date for filing applications for administrative expenses. Holders of postpetition personal injury tort Claims are authorized to liquidate such Claims to judgment, settlement, or otherwise without further order of the Bankruptcy Court and to seek payment as set forth herein.

                  54. Discharge of Claims and Termination of Equity Interests. Pursuant to Section 10.2 of the Plan, except as otherwise provided in the Plan, the Final Order approving the DIP Credit Agreement, or this Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made under the Plan shall discharge all existing debts and Claims, and terminate all Equity Interests, of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest, such Claim is allowed under section 502 of the Bankruptcy Code, or such holder has accepted the Plan. Notwithstanding any provision of the Plan to the contrary, any valid setoff or recoupment rights held against any of the Debtors, including any such rights that HCR Manor Care, Inc., Manor Care, Inc., and/or ManorCare Health Services, Inc. may have in connection with the pending prepetition litigation actions described in section V.D of the Disclosure Statement, shall not be affected by the Plan and shall be expressly preserved.

                  55. Discharge of Debtors. Pursuant to Section 10.3 of the Plan, upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors. Notwithstanding any provision of the Plan to the contrary, any valid setoff or recoupment rights held against any of the Debtors, including any such rights that HCR Manor Care, Inc., Manor Care, Inc., and/or ManorCare Health Services, Inc. may have in connection with the pending prepetition litigation actions described in section V.D of the Disclosure Statement, shall not be affected by the Plan and are expressly preserved.

                  56. Indenture Trustees' Fees and Expenses.

                  (a) The reasonable fees and expenses of each trustee under an Indenture described in Sections 1.37 and 1.50 of the Plan shall be paid in accordance with the procedures established in Section 2.5 of the Plan.

                  (b) With respect to Allowed Claims in Subclass M1-1 (Rosewood Center (Taylor County, West Virginia)), (i) all past due trustee fees and expenses, if any, shall be paid in full within thirty (30) days of the Effective Date and all trustee fees and expenses thereafter shall be paid in accordance with the terms of the relevant trust indenture and loan documents, and (ii) all amounts necessary to cure and reinstate such Allowed Claims shall be paid within thirty (30) days of the Effective Date.

                  57. Survival of Corporate Indemnitees. Pursuant to Section 8.5 of the Plan, any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Effective Date, to indemnify current directors, officers, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors pursuant to the Plan of Reorganization, and shall continue as obligations of the Reorganized Debtors.

                  58. Releases, Exculpations, and Injunctions.

                  (a) The release, exculpation, and injunction provisions contained in the Plan are fair and equitable, are given for valuable consideration, and are in the best interests of the Debtors and their chapter 11 estates, and such provisions shall be effective and binding upon all persons and entities.

                  (b) Notwithstanding anything to the contrary in the Plan, including Sections 10.2 and 10.3 of the Plan, and this Confirmation Order, with respect to the collective bargaining agreements between the Debtors and Service Employees International Union and/or its affiliated local unions (collectively, the "Union"), no grievance that is unresolved or unliquidated under the applicable dispute resolution procedures as of the Effective Date shall be released, waived, or discharged. The foregoing shall not require the Debtors to pay, except under the terms of the Plan, any such grievance ultimately resolved in the Union's favor arising under a collective bargaining agreement under negotiation for which no collective bargaining agreement is concluded after the Effective Date; however, nothing in this Confirmation Order shall prevent the parties from reaching agreement regarding the disposition and payment of any such grievance other than under the terms of the Plan.

                  59. Subsidiary Guaranties. Pursuant to Section 5.14 of the Plan, Claims based upon guaranties of collection, payment, or performance of any obligation of the Debtors made by any direct or indirect subsidiary of Genesis or Multicare which is not a Debtor and all Claims against any such subsidiary for which any of the Debtors are jointly or severally liable, in each case which arise at any time prior to the Confirmation Date, shall be discharged, released, extinguished, and of no further force and effect, unless the appropriate Debtor otherwise agrees in writing to the beneficiary of such guaranties, including, without limitation, the Multicare Debtors' agreement to re-execute any guaranty by any direct or indirect subsidiary of Multicare on the bonds relating to Subclass M1-1 (Rosewood Center (Taylor County, West Virginia)).

                  60. Termination of Injunctions and Automatic Stay. Pursuant to
Section 10.4 of the Plan, all injunctions or stays arising under or entered during the Reorganization Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in such order.

                  61. Cancellation of Existing Securities and Agreements. Pursuant to Section 5.11 of the Plan, except for purposes of evidencing a right to distributions under the Plan or otherwise provided in the Plan, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all indentures and notes evidencing such Claims and any options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be canceled; provided, however, that the indentures relating to the Genesis Senior Subordinated Note Claims and the Multicare Senior Subordinated Note Claims shall continue in effect solely for the purposes of (i) allowing the indenture trustees to make any distributions on account of Classes G5 and M5 pursuant to the Plan and to perform such other necessary administrative functions with respect thereto, and
(ii) permitting the indenture trustees to maintain any rights or liens they may have for fees, costs, and expenses under the indentures.

                  62. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Plan, (ii) assumption or rejection of executory contracts or unexpired leases pursuant to the Plan, (iii) any document or agreement executed pursuant to the Plan, and (iv) any actions, releases, waivers, or injunctions authorized by this Confirmation Order or any order in aid of consummation of the Plan shall be deemed null and void. In such event, nothing contained in this Confirmation Order, any order in aid of consummation of the Plan, or the Plan, and no acts taken in preparation for consummation of the Plan, (a) shall be deemed to constitute a waiver or release of any Claims or Equity Interests by or against the Debtors or any other persons or entities, to prejudice in any manner the rights of the Debtors or any person or entity in any further proceedings involving the Debtors or otherwise, or to constitute an admission of any sort by the Debtors or any other persons or entities as to any issue, or (b) shall be construed as a finding of fact or conclusion of law in respect thereof.

                  63. Notice of Entry of Confirmation Order. On or before the tenth (10th) Business Day following the date of entry of this Confirmation Order, the Debtors shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k), and 3020(c) on all creditors and interest holders, the United States Trustee, and other parties in interest, by causing notice of entry of the Confirmation Order (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary. The Debtors also shall cause the Notice of Confirmation to be published as promptly as practicable after the entry of this Confirmation Order once in each of The New York Times (National Edition), The Wall Street Journal (National Edition), USA Today, The Tampa Tribune, The Baltimore Sun, The Philadelphia Inquirer, and The Boston Globe.

                  64. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Reorganized Debtors shall file notice of the occurrence of the Effective Date and shall serve a copy of same on the parties identified in the General Service List as defined in the Order Pursuant to Sections 102 and 105 of the Bankruptcy Code and Bankruptcy Rules 2002(m) and 9007 Establishing Notice Procedures, dated July 28, 2000.

                  65. Authorization to File Conformed Plan. The Debtors are authorized to file a conformed Plan, dated on the date hereof, which incorporates the Technical Amendments and the Amendments to Comply with Confirmation Opinion within thirty (30) days of the entry of this Confirmation Order.

                  66. Binding Effect. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement, and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

                  67. Severability. Each term and provision of the Plan, as it may have been altered or interpreted by the Bankruptcy Court in accordance with
Section 12.7 of the Plan, is valid and enforceable pursuant to its terms.

                  68. Conflicts Between Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and conditions contained in this Confirmation Order shall govern. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of this Bankruptcy Court.

Dated: September 20, 2001
       Wilmington, Delaware


                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

                                TABLE OF CONTENTS

                                                                                                      Page
FINDINGS OF FACT AND CONCLUSIONS OF LAW.................................................................7

1.       Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C.ss.ss.157(b)(2), 1334(a)).............7

2.       Judicial Notice................................................................................7

3.       Burden of Proof................................................................................7

4.       Transmittal and Mailing of Materials; Notice...................................................7

5.       Voting.........................................................................................8

6.       Plan Compliance with Bankruptcy Code (11 U.S.C.ss.1129(a)(l))..................................8

         (a)      Proper Classification (11 U.S.C.ss.ss.1122, 1123(a)(1))...............................8

         (b)      Specified Unimpaired Classes (11 U.S.C.ss.1123(a)(2)).................................9

         (c)      Specified Treatment of Impaired Classes (11 U.S.C.ss.1123(a)(3))......................9

         (d)      No Discrimination (11 U.S.C.ss.1123(a)(4))............................................9

         (e)      Implementation of Plan (11 U.S.C.ss.1123(a)(5)).......................................9

         (f)      Non-Voting Equity Securities (11 U.S.C.ss.1123(a)(6)).................................9

         (g)      Designation of Directors (11 U.S.C.ss.1123(a)(7))....................................10

         (h)      Additional Plan Provisions (11 U.S.C.ss.1123(b)).....................................10

         (i)      Bankruptcy Rule 3016(a)..............................................................10

7.       Debtors' Compliance with Bankruptcy Code (11 U.S.C.ss. 1129(a)(2))............................10

8.       Plan Proposed in Good Faith (11 U.S.C.ss.1129(a)(3))..........................................10

9.       Payments for Services or Costs and Expenses (11 U.S.C.ss. 1129(a)(4)).........................11

10.      Directors, Officers, and Insiders (11 U.S.C.ss.1129(a)(5))....................................11

11.      No Rate Changes (11 U.S.C.ss.1129(a)(6))......................................................11

12.      Best Interests of Creditors (11 U.S.C.ss.1129(a)(7))..........................................12

13.      Acceptance by Certain Classes (11 U.S.C.ss.1129(a)(8))........................................12

14.      Treatment of Administrative and Tax Claims (11 U.S.C.ss. 1129(a)(9))..........................13

15.      Acceptance By Impaired Classes (11 U.S.C.ss.1129(a)(l0))......................................13

16.      Feasibility (11 U.S.C.ss.1129(a)(11)).........................................................13

17.      Payment of Fees (11 U.S.C.ss.1129(a)(12)).....................................................14

18.      Continuation of Retiree Benefits (11 U.S.C.ss.1129(a)(13))....................................14

19.      Fair and Equitable; No Unfair Discrimination (11 U.S.C.ss. 1129(b))...........................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
20.      Principal Purpose of the Plan (11 U.S.C.ss.1129(d))...........................................15

21.      Modifications to the Plan.....................................................................15

22.      Good Faith Solicitation (11 U.S.C.ss.1125(e)).................................................15

23.      Assumption and Rejection......................................................................16

24.      Deemed Consolidation..........................................................................16

25.      Genesis/Multicare Settlement..................................................................16

26.      Synthetic Lease...............................................................................17

27.      Satisfaction of Confirmation Requirements.....................................................17

28.      Retention of Jurisdiction.....................................................................17

DECREES  ..............................................................................................17

29.      Technical Amendments..........................................................................17

30.      Confirmation..................................................................................17

31.      Objections....................................................................................18

         (a)      THCI Objection.......................................................................18

         (b)      Commonwealth of Pennsylvania, Department of Revenue Objection........................19

         (c)      Massachusetts Housing Finance Agency Objection.......................................19

         (d)      JSM Objection........................................................................19

32.      Plan Classification Controlling...............................................................21

33.      Binding Effect................................................................................21

34.      Service.......................................................................................21

35.      Vesting of Assets (11 U.S.C.ss.1141(b), (c))..................................................22

36.      Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C.ss.1123(b)(2))..22

37.      Assumption of Cardinal Agreement..............................................................23

38.      Bar Date for Rejection Damage Claims..........................................................23

39.      General Authorizations........................................................................24

40.      Corporate Action..............................................................................25

41.      Synthetic Lease Lenders.......................................................................25

42.      Annual Meeting of Shareholders................................................................26

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                      Page
43.      Issuance of New Securities....................................................................26

44.      Securities Laws Exemption.....................................................................26

45.      Deemed Consolidation..........................................................................26

46.      DIP Credit Agreements.........................................................................29

47.      Exit Financing Facility.......................................................................30

48.      Plan Supplement...............................................................................30

49.      Governmental Approvals Not Required...........................................................31

50.      Exemption from Certain Taxes..................................................................31

51.      Distributions on Account of Genesis Senior Lender Claims, Genesis General Unsecured Claims,
         Genesis Senior Subordinated Note Claims, Multicare Senior Lender Claims, Multicare General
         Unsecured Claims, and Multicare Senior Subordinated Note Claims...............................32

52.      Waiver of Subordination.......................................................................33

53.      Final Fee Applications........................................................................34

54.      Discharge of Claims and Termination of Equity Interests.......................................35

55.      Discharge of Debtors..........................................................................36

56.      Indenture Trustees' Fees and Expenses.........................................................36

57.      Survival of Corporate Indemnitees.............................................................37

58.      Releases, Exculpations, and Injunctions.......................................................37

59.      Subsidiary Guaranties.........................................................................38

60.      Termination of Injunctions and Automatic Stay.................................................38

61.      Cancellation of Existing Securities and Agreements............................................39

62.      Nonoccurrence of Effective Date...............................................................39

63.      Notice of Entry of Confirmation Order.........................................................40

64.      Notice of Effective Date......................................................................40

65.      Authorization to File Conformed Plan..........................................................41

66.      Binding Effect................................................................................41

67.      Severability..................................................................................41

68.      Conflicts Between Order and Plan..............................................................41